                                        [LOGO]
                                     [LETTERHEAD]



                           Consent of Independent Auditors


The Board of Directors and Shareholders
FBL Series Fund, Inc.


We consent to the reference to our firm under the captions "Condensed Financial Information" and "General Information - Report to Shareholders" in the Prospectus for FBL Series Fund, Inc. in Part A and "Other Information - Independent Auditors" in Part B and to the incorporation by reference of our report dated August 29, 1997 on the financial statements of FBL Series Fund, Inc. in this Post Effective Amendment No. 33 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 2-38512) and in this Amendment No. 33 to the Registration Statement under the Investment Company Act of 1940 (No. 811-2125).

                                       /s/ Ernst & Young LLP


Des Moines, Iowa
September 26, 1997





           Ernst & Young LLP is a member of Ernst & Young International, Ltd.